As filed with the Securities and Exchange Commission on June 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Abengoa Yield plc

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

England and Wales	4911	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Great West House, GW1, 17th floor

Great West Road

Brentford, United Kingdom TW8 9DF

Tel.: +34 954 937 111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Abengoa Solar LLC

1250 Simms St., #101

Lakewood, CO 80401

Tel.: (303) 928 8500

Attn.: Christopher B. Hansmeyer

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Jeffrey C. Cohen Linklaters LLP 1345 Avenue of the Americas New York, New York 10105 Phone: (212) 903-9000	Michael J. Willisch Davis Polk & Wardwell LLP Paseo de la Castellana, 41 28046 Madrid Phone: + 34 91 768 9610

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ File No. 333-194970

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary Shares, nominal value $0.10 per share	$138,057,500	$17,782

(1)	The registrant previously registered ordinary shares with a proposed maximum aggregate offering price of $690,690,000 on a Registration Statement on Form F-1 (File No. 333-194970), which registration statement was declared effective by the Securities and Exchange Commission on June 12, 2014. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, the additional $138,057,500 proposed maximum aggregate offering price, which is no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Registration Statement on Form F-1 (File No. 333-194970), is hereby registered. The aggregate offering price of the ordinary shares registered hereby includes additional ordinary shares that may be purchased by the underwriters.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-194970) filed by Abengoa Yield plc (the “Company”) with the Securities and Exchange Commission (the “Commission”) on April 1, 2014, as amended, which was declared effective at 4:00 p.m. Eastern Daylight Time on June 12, 2014, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on this 12th day of June, 2014.

Abengoa Yield plc

By:	/s/ Manuel Sanchez Ortega
	Name:	Manuel Sanchez Ortega
	Title:	Director and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-1 has been signed by the following persons in the capacities indicated on June 12, 2014.

Signature	Title

* Manuel Sanchez Ortega	Director and Chairman of the Board

* Santiago Seage	Chief Executive Officer and Director (Principal executive officer)

* Eduard Soler	Executive Vice President and Chief Financial Officer (Principal financial officer)

* Marta Jorge	Chief Accounting Officer (Principal accounting officer)

* Maarten Hoogstraate	Director

* Christopher B. Hansmeyer	Authorized Representative in the United States

*	The undersigned by signing his name here to, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatures and filed previously with the Securities and Exchange Commission on April 1, 2014.

By:	/s/ Santiago Seage
Name: Santiago Seage

EXHIBIT INDEX

Exhibit Number	Exhibit

5.1	Opinion of Linklaters LLP.

8.1	Opinion of Linklaters LLP as to certain U.S. federal income taxation matters.

8.2	Opinion of Linklaters LLP as to certain United Kingdom taxation matters.

23.1	Consent of Deloitte, S.L., independent registered public accounting firm.

23.2	Consent of Deloitte LLP, independent registered public accounting firm.

23.3	Consent of Linklaters LLP (included in Exhibit 5.1, Exhibit 8.1 and Exhibit 8.2).

24.1	Powers of Attorney (included on signature page to Registration Statement No. 333-194970 filed on April 1, 2014 and incorporated by reference herein).

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